SALEM COMMUNICATIONS ANNOUNCES EARLY SETTLEMENT OF ITS PREVIOUSLY ANNOUNCED TENDER OFFER AND ENTRY INTO NEW CREDIT FACILITIES

CAMARILLO, CA — March 14, 2013 — Salem Communications Corporation (“Salem”) (NASDAQ: SALM), announced today the early settlement of its previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation,” and together with the Tender Offer, the “Offer”) for any and all of its $213.5 million aggregate principal amount of 9.625% Senior Secured Second Lien Notes due 2016 (CUSIP No. 794093 AF1) (the “Notes”).  The consent payment deadline for the Offer expired on March 8, 2013 at 5:00 p.m., New York City time (the “Consent Payment Deadline”).

In conjunction with the Offer, Salem entered into new senior secured credit facilities, consisting of a term loan of up to $300.0 million (the “Term Loan”) and a revolving credit facility of up to $25.0 million (the “Revolving Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among Salem, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, L/C Issuer and a Lender, the other Lenders party thereto, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and Rabobank, N.A., as Joint Lead Arrangers and Joint Bookrunners, SunTrust Bank, as Syndication Agent, and Rabobank, N.A., as Documentation Agent.

Salem will use the proceeds of the Term Loan to fund the Offer, to retire all other outstanding corporate debt and to pay related fees and expenses.  Upon entry into the Term Loan and the Revolving Credit Facility, Salem’s current revolving credit facility, indebtedness due to First California Bank, and subordinated debt due to related parties will be terminated.  Going forward, the proceeds of the Revolving Credit Facility will be used to provide ongoing working capital and for other general corporate purposes (including permitted acquisitions) of Salem and its subsidiaries.

Borrowings under the Term Loan may be made at LIBOR (subject to a floor of 1.00%) plus a spread of 3.50% or Wells Fargo’s base rate plus a spread of 2.50%.  Borrowings under the Revolving Credit Facility may be made at LIBOR or Wells Fargo’s base rate plus a spread determined by reference to Salem’s leverage ratio, as set forth in a pricing grid contained in the Credit Agreement.  If an event of default occurs under the Credit Agreement, the applicable interest rate may increase by 2.00% per annum.

As of the Consent Payment Deadline, holders of $212,597,000 in aggregate principal amount of the Notes, representing approximately 99.58% of the aggregate principal amount of the outstanding Notes, had validly tendered and not validly withdrawn such Notes, and validly delivered and not validly revoked consents in respect of such Notes (“Consents”) to the proposed amendments to the Indenture governing the Notes (the “Indenture”), pursuant to the Offer to Purchase and Consent Solicitation Statement dated February 25, 2013 (the “Offer to Purchase”).  Upon the terms and subject to the conditions of the Offer, Salem accepted for payment today, March 14, 2013 (the “Initial Payment Date”), all of the Notes that were validly tendered and not validly withdrawn at or prior to the Consent Payment Deadline.   Holders of Notes who validly tendered and did not validly withdraw their Notes, and validly delivered and did not validly revoke their Consents in respect of such Notes, at or prior to the Consent Payment Deadline, will receive the total consideration of $1,106.54 for each $1,000 in principal amount of Notes validly tendered (which includes the consent payment of $30.00 per $1,000 in principal amount of Notes), plus any accrued and unpaid interest up to, but not including, March 14, 2013.  Tendered Notes may no longer be withdrawn, except to the extent that Salem is required by law to provide additional withdrawal rights.

Holders who validly tender their Notes after the Consent Payment Deadline but on or prior to 12:00 midnight, New York City time, on the night of March 22, 2013, unless extended (the “Expiration Date”), will receive the tender offer consideration of $1,076.54 per $1,000 in principal amount of Notes validly tendered, plus any accrued and unpaid interest up to, but not including, the payment date for such Notes.  Holders of Notes tendered after the Consent Payment Deadline will not receive the consent payment.

Salem also announced that it issued today a notice of redemption to redeem, in the manner described in the Offer to Purchase, any Notes that remain outstanding after the Expiration Date, and deposited funds with The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture, sufficient to satisfy and discharge its obligations under the Indenture.  As a result of such satisfaction and discharge, Salem will not execute a supplemental indenture to effect the proposed amendments to the Indenture.

Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. are serving as the dealer managers for the Offer.  Persons with questions regarding the Offer should contact Wells Fargo Securities at (866) 309-6316 (toll free) or (704) 410-4760 (collect), or SunTrust Robinson Humphrey at (404) 926-5051.  Requests for copies of the Offer to Purchase or other tender offer materials may be directed to Global Bondholder Services Corporation, the Information Agent, at (866) 470-4500 (toll free) or (212) 430-3774 (collect).

This press release does not constitute an offer to purchase the Notes or a solicitation of Consents to amend the Indenture.  The Offer is made solely pursuant to the Offer to Purchase.  The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Company Information and Forward Looking Statements

About Salem Communications Corporation

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and conservative opinion radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, Salem will own and/or operate a national portfolio of 99 radio stations in 38 markets, including 61 stations in the top 25 markets.  Salem also programs the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,400 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian- and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com, a leading website providing church media at WorshipHouseMedia.com and Christian radio ministries online at OnePlace.com.  Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News®, FaithTalk Magazine™, Preaching™ and Townhall Magazine™.  Xulon Press™ is a provider of self-publishing services targeting the Christian audience.

This press release contains forward-looking statements conveying management's expectations as to the future based on current plans, estimates and projections.  Forward-looking statements involve inherent risks and uncertainties and Salem Communications Corporation cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement.  The forward-looking statements contained in this press release include statements related to the Offer, including the Expiration Date and possible completion of the Offer, and statements related to the redemption of the Notes and the satisfaction and discharge of the Indenture.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Salem Communications Corporation does not undertake to update any of these statements in light of new information or future events, except, with respect to the Offer, as required by law.